POWER OF ATTORNEY

BY THIS DEED I, David M. Feldman, a director of GBSP Fund Limited (the "Company"), hereby appoint Michael V. Wible, JoAnn M. Strasser, Donald S. Mendelsohn and Cassandra W. Borchers each as an "Attorney", and together the "Attorneys", jointly and each of them severally to be my attorney and attorneys and in my name and on behalf of myself in my capacity as a director of the Company to execute and file any amendment or amendments to the registration statement of the Advisors Preferred Trust, a statutory trust organized under the laws of the State of Delaware (file Nos. 333-184169, 811-22756) and to do and perform all and every act and thing whatsoever requisite and necessary in connection with the foregoing.

I RATIFY AND CONFIRM and agree to ratify and confirm whatsoever each Attorney shall lawfully do or cause to be done in exercise or purported exercise of the powers conferred by this Deed.

This Deed shall be construed in accordance with and governed by the laws of the Cayman Islands.

I hereby declare that any person or persons or company or companies dealing with the Attorney or Attorneys shall not be concerned to see or enquire as to the propriety or expediency of any act, deed, matter or thing which the Attorney or Attorneys may do or perform in my name in exercise or purported exercise of the powers conferred by this Deed.

IN WITNESS WHEREOF this Power of Attorney has been executed and unconditionally delivered as a deed this 14th day of November, 2017.

EXECUTED AND UNCONDITIONALLY
DELIVERED AS A DEED	)
by:
)

in the presence of:	)	/s/___________________________
	)	David M. Feldman
)
)
/s/___________________________	)
Witness: Parker D. Bridgeport
Name: Parker D. Bridgeport

POWER OF ATTORNEY

BY THIS DEED I, David M. Feldman, a director of GBSF Fund Limited (the "Company"), hereby appoint Michael V. Wible, JoAnn M. Strasser, Donald S. Mendelsohn and Cassandra W. Borchers each as an "Attorney", and together the "Attorneys", jointly and each of them severally to be my attorney and attorneys and in my name and on behalf of myself in my capacity as a director of the Company to execute and file any amendment or amendments to the registration statement of the Advisors Preferred Trust, a statutory trust organized under the laws of the State of Delaware (file Nos. 333-184169, 811-22756) and to do and perform all and every act and thing whatsoever requisite and necessary in connection with the foregoing.

I RATIFY AND CONFIRM and agree to ratify and confirm whatsoever each Attorney shall lawfully do or cause to be done in exercise or purported exercise of the powers conferred by this Deed.

This Deed shall be construed in accordance with and governed by the laws of the Cayman Islands.

I hereby declare that any person or persons or company or companies dealing with the Attorney or Attorneys shall not be concerned to see or enquire as to the propriety or expediency of any act, deed, matter or thing which the Attorney or Attorneys may do or perform in my name in exercise or purported exercise of the powers conferred by this Deed.

IN WITNESS WHEREOF this Power of Attorney has been executed and unconditionally delivered as a deed this 14th day of November, 2017.

EXECUTED AND UNCONDITIONALLY
DELIVERED AS A DEED	)
by:
)

in the presence of:	)	/s/___________________________
	)	David M. Feldman
)
)
/s/___________________________	)
Witness: Parker D. Bridgeport
Name: Parker D. Bridgeport